Exhibit 10.5

SECOND EXTENSION AGREEMENT

This Second Extension Agreement is entered into as of the 17th day of December, 2023 by and between CleanCore Solutions, Inc., its successors and assigns, (referred to as “Maker”) and Burlington Capital, LLC (hereinafter referred to as “Burlington”).

WHEREAS, Maker executed a Promissory Note (the “Note”), which was amended by an Extension Agreement effective as of October 17, 2023 (the “First Extension Agreement”). Copies of the Note and First Extension Agreement are attached hereto.

By mutual agreement, the attached Note and First Extension Agreement are hereby modified and extended as follows:

1. The maturity date of the Note, as amended by the First Extension Agreement, shall be extended from December 17, 2023 until April 4, 2024.

2. This Second Extension Agreement does not in any way satisfy or cancel the Note, as amended by the First Extension Agreement. Except as amended hereby, all other terms of the Note and First Extension Agreement still remain in full force and effect.

CLEANCORE SOLUTIONS, INC.		BURLINGTON CAPITAL, LLC

By:	/s/ Matthew Atkinson	By:	/s/ Lisa Roskens
	Matthew Atkinson		Lisa Roskens, President
	Chief Executive Officer		and Chief Executive Officer